================================================================================



                                CREDIT AGREEMENT

                          Dated as of December 14, 2001

                                      among

                         THE ROBERT MONDAVI CORPORATION

                                       and

                                  R.M.E., INC.,

                                  as Borrowers,

                             BANK OF AMERICA, N.A.,

                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

        COOPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., "RABOBANK
                       INTERNATIONAL," NEW YORK BRANCH ,

                             as Documentation Agent


                                       and

                         The Other Lenders Party Hereto


                         BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager



================================================================================



ARTICLE 1             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         1.1      Defined Terms..................................................................................1

         1.2      Other Interpretive Provisions  As used in this Agreement:.....................................19

         1.3      Accounting Terms..............................................................................19

         1.4      Rounding......................................................................................19

         1.5      References to Agreements and Laws.............................................................20

ARTICLE 2             the COMMITMENTS and Credit extensions.....................................................20

         2.1      Revolving Loans...............................................................................20

         2.2      Borrowings, Conversions and Continuations of Revolving Loans..................................20

         2.3      Letters of Credit.............................................................................21

                  2.3.1    The Letter of Credit Commitment......................................................21

                  2.3.2    Procedures for Issuance and Amendment of Letters of Credit...........................23

                  2.3.3    Drawings and Reimbursements; Funding of Participations...............................23

                  2.3.4    Repayment of Participations..........................................................25

                  2.3.5    Obligations Absolute.................................................................25

                  2.3.6    Role of L/C Issuer...................................................................26

                  2.3.7    Cash Collateral......................................................................27

                  2.3.8    Applicability of ISP98 and UCP.......................................................27

                  2.3.9    Letter of Credit Fees................................................................27

                  2.3.10   Conflict with Letter of Credit Application...........................................27

         2.4      Swing Line Loans..............................................................................28

                  2.4.1    The Swing Line.......................................................................28

                  2.4.2    Borrowing Procedures.................................................................28

                  2.4.3    Refinancing of Swing Line Loans......................................................29

                  2.4.4    Repayment of Participations..........................................................30

                  2.4.5    Interest for Account of Swing Line Lender............................................30

                  2.4.6    Payments Directly to Swing Line Lender...............................................30

         2.5      Prepayments...................................................................................30

                  2.5.1    Prepayments of Revolving Loans.......................................................30

                  2.5.2    Prepayments of Swing Line Loans......................................................31

         2.6      Reduction or Termination of Commitments.......................................................31

         2.7      Repayment of Loans............................................................................31

         2.8      Interest......................................................................................31

         2.9      Fees..........................................................................................32

                  2.9.1    Commitment Fee.......................................................................32

                  2.9.2    Arrangement and Agency Fees..........................................................32

                  2.9.3    Upfront Fee..........................................................................32





         2.10     Computation of Interest and Fees..............................................................32

         2.11     Evidence of Debt..............................................................................33

         2.12     Payments Generally............................................................................33

         2.13     Sharing of Payments...........................................................................35

         2.14     Optional Increase in Aggregate Commitments....................................................35

ARTICLE 3             TAXES, YIELD PROTECTION AND ILLEGALITY....................................................36

         3.1      Taxes.........................................................................................36

         3.2      Illegality....................................................................................37

         3.3      Inability to Determine Rates..................................................................38

         3.4      Increased Cost and Reduced Return; Capital Adequacy; Reserves on  Eurodollar Rate Loans.......38

         3.5      Funding Losses................................................................................39

         3.6      Matters Applicable to all Requests for Compensation...........................................39

         3.7      Survival......................................................................................40

ARTICLE 4             CONDITIONS PRECEDENT TO Credit extensions.................................................40

         4.1      Conditions of Initial Credit Extension........................................................40

                  4.1.1    Documents............................................................................40

                  4.1.2    Termination of Existing Credit Facilities............................................41

                  4.1.3    Payment of Fees and Expenses.........................................................41

         4.2      Conditions to all Credit Extensions...........................................................41

ARTICLE 5             REPRESENTATIONS AND WARRANTIES............................................................41

         5.1      Existence, Qualification and Power; Compliance with Laws......................................42

         5.2      Authorization; No Contravention...............................................................42

         5.3      Governmental Authorization....................................................................42

         5.4      Binding Effect................................................................................42

         5.5      Financial Statements; No Material Adverse Effect..............................................42

         5.6      Litigation....................................................................................43

         5.7      No Default....................................................................................43

         5.8      Ownership of Property; Liens..................................................................43

         5.9      Environmental Compliance......................................................................43

         5.10     Insurance.....................................................................................43

         5.11     Taxes.........................................................................................43

         5.12     ERISA Compliance..............................................................................44

         5.13     Subsidiaries..................................................................................44

         5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act................45

         5.15     Disclosure....................................................................................45

         5.16     Intellectual Property; Licenses, Etc..........................................................45

         5.17     Pari Passu....................................................................................45





ARTICLE 6             AFFIRMATIVE COVENANTS.....................................................................45

         6.1      Financial Statements..........................................................................45

         6.2      Certificates; Other Information...............................................................47

         6.3      Notices.......................................................................................47

         6.4      Payment of Obligations........................................................................48

         6.5      Preservation of Existence, Etc................................................................48

         6.6      Maintenance of Properties.....................................................................48

         6.7      Maintenance of Insurance......................................................................48

         6.8      Compliance with Laws..........................................................................48

         6.9      Books and Records.............................................................................49

         6.10     Inspection Rights.............................................................................49

         6.11     Compliance with ERISA.........................................................................49

         6.12     Use of Proceeds...............................................................................49

ARTICLE 7             NEGATIVE COVENANTS........................................................................49

         7.1      Liens.........................................................................................49

         7.2      Investments...................................................................................51

         7.3      Indebtedness..................................................................................52

         7.4      Mergers, Consolidations, Sales of Substantial Assets..........................................52

         7.5      Dispositions..................................................................................53

                  7.5.1    Sales of Assets......................................................................53

                  7.5.2    Sales of Subsidiaries................................................................55

         7.6      Minimum Assets;  Revenues.....................................................................56

         7.7      Restricted Payments...........................................................................56

         7.8      Acquisitions..................................................................................56

         7.9      ERISA.........................................................................................56

         7.10     Change in Nature of Business..................................................................57
         7.11     Transactions with Affiliates..................................................................57

         7.12     Burdensome Agreements.........................................................................57

         7.13     Use of Proceeds...............................................................................57

         7.14     Financial Covenants...........................................................................57

                  7.14.1   Fixed Charge Coverage Ratio..........................................................57

                  7.14.2   Minimum Adjusted EBITDA..............................................................57

                  7.14.3   Minimum Consolidated Adjusted Tangible Net Worth.....................................57

                  7.14.4   Capitalization Ratio.................................................................58




ARTICLE 8             EVENTS OF DEFAULT AND REMEDIES............................................................58

         8.1      Events of Default.............................................................................58

                  8.1.1    Non-Payment..........................................................................58

                  8.1.2    Specific Covenants...................................................................58

                  8.1.3    Other Defaults.......................................................................58

                  8.1.4    Representations and Warranties.......................................................58

                  8.1.5    Cross-Default........................................................................58

                  8.1.6    Insolvency Proceedings, Etc..........................................................59

                  8.1.7    Inability to Pay Debts; Attachment...................................................59

                  8.1.8    Judgments............................................................................59

                  8.1.9    ERISA................................................................................59

                  8.1.10   Invalidity of Loan Documents.........................................................59

                  8.1.11   Water Quality/Amount.................................................................60

                  8.1.12   Change of Control....................................................................60

                  8.1.13   Material Adverse Effect..............................................................60

         8.2      Remedies Upon Event of Default................................................................60

ARTICLE 9             ADMINISTRATIVE AGENT......................................................................60

         9.1      Appointment and Authorization of Administrative Agent.........................................60

         9.2      Delegation of Duties..........................................................................61

         9.3      Liability of Administrative Agent.............................................................61

         9.4      Reliance by Administrative Agent..............................................................62

         9.5      Notice of Default.............................................................................62

         9.6      Credit Decision; Disclosure of Information by Administrative Agent............................62

         9.7      Indemnification of Administrative Agent.......................................................63

         9.8      Administrative Agent in its Individual Capacity...............................................63

         9.9      Successor Administrative Agent................................................................64

         9.10     Other Agents; Lead Managers...................................................................64

ARTICLE 10            MISCELLANEOUS.............................................................................65

         10.1     Amendments, Etc...............................................................................65

         10.2     Notices and Other Communications; Facsimile Copies............................................66

         10.3     No Waiver; Cumulative Remedies................................................................67

         10.4     Attorney Costs, Expenses and Taxes............................................................67

         10.5     Indemnification by the Borrowers..............................................................67

         10.6     Payments Set Aside............................................................................68

         10.7     Successors and Assigns........................................................................68

         10.8     Set-off.......................................................................................70

         10.9     Interest Rate Limitation......................................................................71

         10.10    Counterparts..................................................................................71





         10.11    Integration...................................................................................71

         10.12    Survival of Representations and Warranties....................................................71

         10.13    Severability..................................................................................71

         10.14    Tax Forms.....................................................................................72

         10.15    Replacement of Lenders........................................................................73

         10.16    Designation of Subsidiaries...................................................................73

         10.17    Automatic Debits by Administrative Agent......................................................73

         10.18    Joint and Several Liability...................................................................73

         10.19    Governing Law.................................................................................74

         10.20    Waiver of Right to Trial by Jury..............................................................75

         10.21    Time of the Essence...........................................................................75

         10.22    Certain Waivers by Borrowers..................................................................75

         10.23    ENTIRE AGREEMENT..............................................................................76



SCHEDULES
         1.1      Pricing Schedule

         2.1      Commitments and Pro Rata Shares

         5.13     Subsidiaries and Other Equity Investments

         7.1      Existing Liens

         7.3      Existing Indebtedness

         10.2     Eurodollar and Domestic Lending Offices, Addresses for Notices


EXHIBITS

         Form of

         A        Revolving Loan Notice

         B        Swing Line Loan Notice

         C        Revolving Note

         D        Swing Line Note

         E        Compliance Certificate

         F        Assignment and Assumption

         G        Opinion of Counsel

         H        Increase Letter

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") is entered into as of December14, 2001 among THE ROBERT MONDAVI CORPORATION ("RMC"), R.M.E., INC. ("RME" and, together with RMC, each a "Borrower" and collectively the "Borrowers"), each lender from time to time party hereto (each a "Lender" and collectively the "Lenders"), Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank International," New York Branch, as Documentation Agent and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

         "Administrative Agent" means Bank of America in its capacity as administrative agent hereunder, or any successor administrative agent.

         "Adjusted EBITDA" means, for any Computation Period, EBITDA for such Computation Period; provided that if there is an Acquisition or a disposition of a division, a particular line of business or a Subsidiary by RMC or any Restricted Subsidiary during such Computation Period, the Adjusted EBITDA shall be calculated on a pro forma basis for such Computation Period (assuming, for purposes of such pro forma calculation, that the consummation of such Acquisition or disposition occurred on the first day of such Computation Period).

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the aggregate amount of the Commitments of all Lenders.

         "Agreement" means this Credit Agreement.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F.

         "Attorney Costs" means and includes all reasonable fees and charges of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, 97% of the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of RMC and its Subsidiaries for the fiscal year ended June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Revolving Loan that bears interest based on the Base Rate.

         "Base Rate Margin" - see Schedule 1.1.

         "Borrowers" - see the introductory paragraph.

         "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, San Francisco and the State where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capitalization Ratio" means, as of any date of determination, for RMC and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Total Debt to (b) the sum of (i) Total Debt plus (ii) Consolidated Adjusted Tangible Net Worth.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

The Borrowers hereby grant the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to the Administrative Agent.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of RMC or any Subsidiary, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (ii) the Mondavi Family) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, stock entitled to cast 20% or more of the votes in an election of the board of directors of RMC and more of such votes than the Mondavi Family; or

         (b) individuals who on the Closing Date were directors of RMC (the "Incumbent Board") shall cease for any reason to constitute a majority of the board of directors of RMC (or any successor in interest to RMC); provided that any individual becoming a director subsequent to the Closing Date whose election or nomination for election by RMC's (or any successor in interest's) shareholders, was approved by the requisite vote of the then Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any "person" or "group" other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

         "Closing Date" means the first date all the conditions precedent in
Section 4.1 are satisfied or waived.

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.1, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Commitment Fee Rate" - see Schedule 1.1.

         "Commitment Termination Date" means the earlier of (a) December 14, 2004 and (b) the date on which the Commitments are terminated in accordance with the terms hereof.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Computation Period" means any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter.

         "Consolidated Adjusted Tangible Net Worth" means, as of any date of determination, Consolidated Tangible Net Worth less the amount by which the value of all Restricted Investments exceeds 15% of the sum of Total Debt plus Shareholders' Equity.

         "Consolidated Net Income" means, for any period, the consolidated net income of RMC and its Restricted Subsidiaries for such period determined in accordance with GAAP, excluding in any event extraordinary gains or losses in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any date of determination, for RMC and its Subsidiaries on a consolidated basis, Shareholders' Equity of RMC and its Subsidiaries on that date minus the Intangible Assets of RMC and its Subsidiaries on that date.

         "Consolidated Total Assets" means, as of the date of any determination thereof, total assets of RMC and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: (a) the disbursement of a Borrowing, (b) the making of a Swing Line Loan and (c) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Base Rate Margin plus (c) 2% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Eurodollar Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Law.

         "Dollar" and "$" mean lawful money of the United States of America.

         "EBIT" means, for any period, Consolidated Net Income for such period plus (a) to the extent deducted in determining such Consolidated Net Income, (i) all provisions for any Federal, State or other income taxes made by RMC and its Restricted Subsidiaries for such period and (ii) all Interest Expense (including the interest component of Rentals on capital leases) of RMC and its Restricted Subsidiaries for such period minus (b) to the extent included in computing Consolidated Net Income, the income of and, without duplication, any distributions from joint ventures plus (c) the amount of all cash distributions received by RMC or any Restricted Subsidiary (other than a JV Holding Company) from any joint venture which is not a Restricted Subsidiary and from any JV Holding Company.

         "EBITDA" means, for any period, EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, depreciation and amortization of RMC and its Restricted Subsidiaries for such period.

         "EBITR" means, for any period, EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, all Rentals (other than Rentals on capital leases) payable during such period by RMC and its Restricted Subsidiaries.

         "Eligible Assignee" - see Section 10.7(g).

         "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of RMC or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate.

         "Eurodollar Margin" - see Schedule 1.1.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

         (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted into by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Article 8.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Existing Credit Facilities" means (a) the Business Loan Agreement dated as of December 29, 1994 among the Borrowers and Bank of America (then known as Bank of America National Trust and Savings Association) and (ii) the Revolving Credit Agreement dated as of December 29, 1994 among the Borrowers and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank International," New York Branch.

         "Existing Letter of Credit" means standby letter of credit number 3038963 in the face amount of $150,000 issued by Bank of America in favor of Safety National Casualty Corporation.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to an integral multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" - see Section 2.9.2(b).

         "Fixed Charge Coverage Ratio" means, for any Computation Period, the ratio of (a) EBITR for such Computation Period to (b) the sum of (x) all Rentals (other than Rentals on capital leases) payable during such Computation Period by RMC and its Restricted Subsidiaries and (y) all Interest Expense (including the interest component of Rentals on capital leases) of RMC and its Restricted Subsidiaries for such Computation Period.

         "Foreign Lender" - see Section 10.14(a).

         "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" means, as to any Person, any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

         (d) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations of such Person; and

         (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless (a) such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders) or (b) such Person is a JV Holding Company.

         "Indemnified Liabilities" - see Section 10.5.

         "Indemnitees" - see Section 10.5.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Expense" means, for any period, all interest and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made.

         "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date seven days or one, two, three or six months thereafter, as selected by the Borrowers in their Revolving Loan Notice; provided that:

         (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period (other than a seven-day Interest Period) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (iii) no Interest Period shall extend beyond the scheduled Maturity
Date.

         "Investment" means, as to any Person, any acquisition or investment by such Person (excluding routine investments in property to be used or consumed in the ordinary course of business), whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

         "IP Rights" - see Section 5.16.

         "IRS" means the United States Internal Revenue Service.

         "JV Holding Company" means a Restricted Subsidiary which is a corporation or a limited liability company which has no material assets other than its interest in one or more partnerships or joint ventures.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase in the amount thereof.

         "L/C Fee Rate" - see Schedule 1.1.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" - see the introductory paragraph. References to "Lender" include, as the context requires, the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Borrowers and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the scheduled Commitment Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), including the interest of a purchaser of accounts receivable.

         "Loan" means a Revolving Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note and the Fee Letter.

         "Long-Term Lease" means any lease of real or personal property (other than capital leases, leases between a Borrower and a Restricted Subsidiary and leases between Restricted Subsidiaries) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor or the lessee, of more than three years.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of either Borrower and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business operations, affairs, financial condition, assets or properties or prospects of either Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of either Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower of any Loan Document.

         "Maturity Date" means the earlier of (a) December 14, 2004 or (b) the date on which all Obligations become due and payable in accordance with the terms hereof.

         "Mondavi Family" means (a) Robert Mondavi, R. Michael Mondavi, Timothy Mondavi and Marcia Mondavi Borger and their respective spouses and (b) any descendant of Robert Mondavi. To the extent any stock of RMC is owned by a trust, limited liability company or corporation of which any one or more of the foregoing are beneficiaries members or shareholders, the foregoing shall be deemed to own the percentage of such shares equal to their percentage beneficial interest in such trust, limited liability company or corporation.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Notes" means, collectively, the Revolving Notes and the Swing Line
Note.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against either Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are an allowed claim in such proceeding.

         "Opus One" means Opus One, a California general partnership, of which Robert Mondavi Investments, a California corporation, and B.Ph.R. (California), Inc. are the sole general partners.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation.

         "Outstanding Amount" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other change in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursement of any outstanding unpaid drawings under any Letters of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

         "Participant" - see Section 10.7(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by either Borrower or any ERISA Affiliate or to which either Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Investments" means the following:

         (a) Investments by a Borrower and its Restricted Subsidiaries in and to Restricted Subsidiaries, including (but subject to Section 7.8) any Investment in a Person which, after giving effect to such Investment, will become a Restricted Subsidiary;

         (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of a Borrower or any Restricted Subsidiary, including loans to employees secured by capital stock of RMC;

         (c) Investments of the Borrowers existing as of the Closing Date and described on Schedule 5.13 hereto;

         (d) receivables arising from the sale of goods and services in the ordinary course of business of the Borrowers and any of their respective Restricted Subsidiaries;

         (e) Investments in commercial paper of corporations organized under the laws of the United States or any State thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by a Borrower or any Restricted Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Corporation or "P-2" by Moody's Investors Service, Inc.;

         (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

         (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any province thereof, Japan, Great Britain, Germany, France, Italy, Switzerland or the Netherlands, having capital, surplus and undivided profits aggregating at least $250,000,000 (or the equivalent under local currency); provided that at the time of acquisition thereof by a Borrower or a Restricted Subsidiary, (1) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A-" or better by Standard & Poor's Corporation or "A-3" or better by Moody's Investors Service, Inc. or (2) such certificate of deposit or time deposit is issued by any bank or trust company organized under the laws of the United States or any State thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation; and provided, further, the aggregate amount of such certificates of deposit or time deposits issued by any bank or trust company organized under the laws of jurisdictions other than the United States or any State thereof shall not exceed 10% of consolidated gross sales of the Borrowers and their Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year;

         (h) Investments in repurchase agreements with respect to any obligation described in clause (f) of this definition entered into with a depository institution or trust company acting as principal described in clause (g) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (g) of this definition;

         (i) Investments in any money market fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $1,000,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (e) through (g) above;

         (j) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by a Borrower or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard which in any such case mature no later than three years after the date of acquisition thereof;

         (k) Investments in money market preferred stock which, at the date of acquisition by a Borrower or any Restricted Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Services, Inc. or Duff & Phelps or their respective successors or assigns;

         (l) advances in the usual and ordinary course of business to grape suppliers pursuant to the reasonable and customary terms of written contracts under which a Borrower has agreed to procure grapes from such suppliers; provided that such advances do not in the aggregate exceed $5,000,000 at any one time outstanding;

         (m) Investments consisting of deposit accounts to the extent reasonably required by financial institutions providing a Borrower with operating lines of credit; provided that amounts on deposit in such deposit accounts do not at any time exceed $3,000,000;

         (n) Investments in joint ventures engaged in the same business engaged in by a Borrower and its Restricted Subsidiaries as described in Section 7.10 and in which such Borrower or any Restricted Subsidiary has an interest; provided that the aggregate amount of all such Investments made after the Closing Date shall not at any time exceed 7.5% of Consolidated Total Assets; and

         (o) Investments of the Borrowers not described in the foregoing clauses
(a) through (n) made for cash management purposes which Investments are, in the prudent judgment of a Responsible Officer, in the best interests of the Borrowers, provided that to the extent such Investments consist of Swap Contracts, such Investments shall be made solely for cash management and interest hedging purposes and not for speculative investment purposes, and provided, further, that the aggregate amount of all such Investments shall not at any time exceed 2.5% of Consolidated Total Assets.

         In valuing any Investment for the purpose of applying the limitations set forth in Section 7.2, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

         Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Restricted Subsidiary.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by either Borrower or any ERISA Affiliate.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.1, as such share may be adjusted as contemplated herein.

         "Register" - see Section 10.7(c).

         "Rentals" means, as of the date of any determination thereof, all amounts (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by a Borrower or a Restricted Subsidiary, as lessee or sublessee under Long-Term Leases, exclusive of any amounts required to be paid by a Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of a Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

         "Restricted Investments" means all Investments other than Permitted Investments.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of RMC or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

         "Restricted Subsidiary" means any Subsidiary which is not designated as an Unrestricted Subsidiary on Schedule 5.13 to this Agreement or in accordance with Section 10.16.

         "Revolving Loan" - see Section 2.1.

         "Revolving Note" means a promissory note made by the Borrowers in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C.

         "Revolving Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Revolving Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans for a new Interest Period, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "RMC" - see the introductory paragraph.

         "RME" - see the introductory paragraph.

         "RME Joint Indebtedness" means all unsecured Indebtedness under and pursuant to which RME and RMC are jointly and severally obligated for the repayment thereof.

         "SEC" means the Securities and Exchange Commission of the United States of America.
         "Senior Indebtedness" means all Indebtedness for borrowed money of either Borrower which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Borrowers.

         "Shareholders' Equity" means, as of any date of determination, the consolidated shareholders' equity of RMC as of such date determined in accordance with GAAP.

         "Specified Joint Venture Agreements" means (a) the Agreement to Provide Agricultural Services between Opus One and Robert Mondavi Properties, Inc., a California corporation, dated January 1, 1991, (b) the Amendment and Restatement of Administrative Services Agreement between Opus One and Robert Mondavi Investments, Inc., a California corporation, B.Ph.R. (California), Inc., a California corporation, and Robert Mondavi Winery, a California corporation, dated January 1, 1991, (c) the Amendment and Restatement of Sales Representation Agreement between Opus One, Robert Mondavi Investments, Inc., B.Ph.R. (California), Inc. and Robert Mondavi Winery, dated January 1, 1991, (d) the Shareholders Agreement between Vina Errazuriz S.A. and Inversiones RMC Limitada, dated as of February 1, 1996, (e) the Shareholders Agreement among Marchesi de Frescobaldi S.p.a., Tenuta di Castelgiocondo S.p.a. and RMC, dated January 18, 1996 and (f) the Agreement of Limited Partnership between Supergrape L.L.C. and RMC dated as of November 24, 1999 and the related Shares Purchase and Sales Agreement dated November 30, 1999.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of RMC. For the avoidance of doubt, none of the following shall be deemed to be a Subsidiary of either Borrower (unless the Borrowers increase their direct or indirect percentage ownership interest in the applicable entity to more than 50%): (a) Opus One, (b) Vina Caliterra S.A., a Chilean corporation, (c) Luce S.r.l., an Italian limited liability company, (d) Superpremium L.P., a Delaware limited partnership, (e) Vinifera International S.A., a Luxemborg corporation, (f) Tenuta dell' Orellaia, an Italian corporation, (g) Associated Vintage Aviation, a limited liability company, (h) Twin Oaks Co., (i) RMRE LLC and (j) RMRE Australian Partnership.

         "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.4.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" - see Section 2.4.1.

         "Swing Line Note" means a promissory note made by the Borrowers in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D.

         "Swing Line Loan Notice" means a notice of a Swing Line Loan pursuant to Section 2.4.2, which, if given by the Borrowers in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

         "Threshold Amount" means $5,000,000.

         "Total Debt" means all Indebtedness of RMC and its Restricted Subsidiaries determined on a consolidated basis, excluding contingent obligations under letters of credit.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unreimbursed Amount" -- see Section 2.3.3.

         "Unrestricted Subsidiary" means any Subsidiary which is designated as an Unrestricted Subsidiary in Schedule 5.13 to this Agreement or in accordance with Section 10.16.

         "Voting Percentage" means, as to any Lender, such Lender's Pro Rata Share; provided that if any Lender has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Revolving Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

         1.2 Other Interpretive Provisions As used in this Agreement:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Article, Section, Exhibit and Schedule references are to this Agreement unless otherwise specified.

         (c) The term "including" is by way of example and not limitation.

         (d) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         (g) Unless otherwise specified, references to "fiscal quarter" or "fiscal year" refer to such fiscal periods of RMC.

         1.3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and either RMC or the Required Lenders shall so request, the Administrative Agent, the Lenders and RMC shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) RMC shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.4 Rounding. Any financial ratio required to be maintained by RMC pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.5 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited hereby; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.


                                   ARTICLE 2
                      the COMMITMENTS and Credit extensions

         2.1 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrowers from time to time, on any Business Day during the period from the Closing Date to the Commitment Termination Date in such Lender's Pro Rata Share of the aggregate amount of such Revolving Loans requested by the Borrowers from all Lenders and, in any event, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Loans shall be either Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.2 Borrowings, Conversions and Continuations of Revolving Loans. (c) Each Borrowing, each conversion of Revolving Loans from one Type to the other and each continuation of Eurodollar Rate Loans for a new Interest Period shall be made upon the Borrowers' irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:30 a.m., Pacific Coast time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a higher integral multiple of $1,000,000. Each Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Each conversion of a Borrowing to Base Rate Loans shall be in a principal amount of $1,000,000 or an integral multiple thereof (and, if such conversion is of a portion, but not all, of a Borrowing of Eurodollar Loans, the unconverted portion of such Borrowing shall be in a principal amount of $5,000,000 or a higher integral multiple of $1,000,000). Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Borrowing, a conversion of Revolving Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested date (which shall be a Business Day) of the Borrowing, conversion or continuation, as the case may be, (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrowers fail to give a timely notice requesting a continuation of Eurodollar Rate Loans, then the applicable Revolving Loans shall be made as, or converted (on the last day of the applicable Interest Period) to, Base Rate Loans. If the Borrowers request a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender thereof and of such Lender's Pro Rata Share of the applicable Borrowing, and if no timely notice of continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 noon, Pacific Coast time, on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by crediting the account of one of the Borrowers on the books of Bank of America with the amount of such funds.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other and all continuations of Eurodollar Rate Loans,
(i) there shall not be more than ten Interest Periods in effect and (ii) each Lender shall have its Pro Rata Share of all Base Rate Loans and of each group of Eurodollar Loans having the same Interest Period.

         2.3 Letters of Credit.

         2.3.1 The Letter of Credit Commitment. (a) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

         (b) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

              (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

              (2) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of the issuance or last renewal thereof, unless the Required Lenders have approved such expiry date;

              (3) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

              (4) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer.

         (c) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         2.3.2 Procedures for Issuance and Amendment of Letters of Credit.

         (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 9:30 a.m., Pacific Coast time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

         (b) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

         (c) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (d) From time to time, any Lender may request from the Administrative Agent, and the Administrative Agent promptly shall provide, a summary of all outstanding Letters of Credit.

         2.3.3 Drawings and Reimbursements; Funding of Participations.

         (a) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 9:30 a.m., Pacific Coast time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount") and such Lender's Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (b) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3.3(a) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon, Pacific Coast time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.3.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

         (c) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in
Section 4.2 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

         (d) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

         (e) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, either Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Revolving Loans pursuant to this Section 2.3.3 is subject to the conditions set forth in Section
4.2. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

         (f) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3.3 by the time specified in Section 2.3.3(b), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this subsection
(f) shall be conclusive absent manifest error.

         2.3.4 Repayment of Participations.

         (a) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.3.3, if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, then (subject to Section 2.3.3(d) above) the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

         (b) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3.3(a) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         2.3.5 Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

         (a) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

         (b) the existence of any claim, counterclaim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or transferee of such Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

         (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

         (d) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

         (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         2.3.6 Role of L/C Issuer. The Lenders and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.3.5; provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         2.3.7 Cash Collateral. Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

         2.3.8 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to the Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit and
(ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)), shall apply to each commercial Letter of Credit.

         2.3.9 Letter of Credit Fees. 1. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the LC Fee Rate from time to time in effect for such type of Letter of Credit multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last day of each March, June, September and December, on the Letter of Credit Expiration Date and thereafter on demand.

         (b) The Borrowers jointly and severally agree to pay directly to the L/C Issuer for its own account a fronting fee in an amount (i) with respect to each commercial Letter of Credit, equal to 0.125% of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit, equal to 0.125% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last day of each March, June, September and December on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers jointly and severally agree to pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         2.3.10 Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.4 Swing Line Loans.

         2.4.1 The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrowers from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Revolving Loans of the Swing Line Lender, may exceed the amount of the Swing Line Lender's Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.4, prepay under
Section 2.5, and reborrow under this Section 2.4; provided that the Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Borrowers. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         2.4.2 Borrowing Procedures. Unless the Swing Line Lender has notified the Borrowers that the Swing Line has been terminated or suspended as provided in Section 2.4.1, the Borrowers may give irrevocable notice (which notice may be given by telephone) to the Swing Line Lender and the Administrative Agent of a requested Swing Line Loan. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, Pacific Coast time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be an integral multiple of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. In addition, the Swing Line Lender may at any time, and the Borrowers hereby irrevocably authorize the Swing Line Lender to, deliver a Swing Line Notice to the Administrative Agent on behalf of the Borrowers to fund any overdraft in either Borrower's account maintained with Bank of America; provided that the aggregate amount of all outstanding Swing Line Loans so requested by the Swing Line Lender shall not at any time exceed $2,000,000. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., Pacific Coast time, on the date of the proposed Swing Line Loan, (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4.1, or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., Pacific Coast time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting an account of one of the Borrowers on the books of the Swing Line Lender in immediately available funds.

         2.4.3 Refinancing of Swing Line Loans. 1. The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably request the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 12:00 noon, Pacific Coast time, on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.4.3(b), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

         (b) If for any reason any Swing Line Loan cannot be refinanced by a Borrowing in accordance with Section 2.4.3(a), the Revolving Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4.3(a) shall be deemed payment in respect of such participation.

         (c) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4.3 by the time specified in Section 2.4.3(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (c) shall be conclusive absent manifest error.

         (d) Each Lender's obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Revolving Loans pursuant to this Section 2.4.3 is subject to the conditions set forth in Section 4.2. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

         2.4.4 Repayment of Participations. 1. At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

         (b) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         2.4.5 Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this Section 2.4 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         2.4.6 Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.5 Prepayments.

         2.5.1 Prepayments of Revolving Loans. The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Administrative Agent not later than 9:30 a.m., Pacific Coast time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a higher integral multiple of $1,000,000; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000 (except that, if at any time Base Rate Loans are made pursuant to Section 2.3.3(a) to refinance any Unreimbursed Amount or pursuant to Section 2.4.3(a) to refinance any Swing Line Loan, the next prepayment of Base Rate Loans shall be in an amount so that the Outstanding Amount of all Base Rate Loans either is (x) zero or (y) a principal amount of $500,000 or a higher integral multiple of $100,000). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

         2.5.2 Prepayments of Swing Line Loans. The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, Pacific Coast time, on the date of the prepayment, and (ii) any such prepayment shall be in a principal amount which is an integral multiple of $100,000 (except that, if at any time Swing Line Loans are made in an amount which is not an integral multiple of $100,000 upon delivery of by the Swing Line Lender of a Swing Line Notice as contemplated by Section 2.4.2, the next prepayment of Swing Line Loans shall be in an amount so that the Outstanding Amount of all Swing Line Loans is either (x) zero or (y) an integral multiple of $100,000). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         2.6 Reduction or Termination of Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the Total Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:30 a.m., Pacific Coast time, at least five Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to reduce the amount of the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.7 Repayment of Loans. The Borrowers jointly and severally agree to repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

         2.8 Interest. (a) Subject to the provisions of subsection (b) below,
(i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period thereof at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Eurodollar Margin from time to time in effect; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Base Rate Margin from time to time in effect; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Base Rate Margin from time to time in effect.

         (b) If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, upon request of the Required Lenders while any Event of Default exists (and, in any event, after acceleration), the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including, to the extent permitted by applicable Law, interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.9 Fees. In addition to the fees described in Section 2.3.9:

         2.9.1 Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Commitment Fee Rate from time to time in effect multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and
(ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Commitment Termination Date and shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article 4 is not met.

         2.9.2 Arrangement and Agency Fees. The Borrowers jointly and severally agree to pay an arrangement fee to the Arranger for the Arranger's own account, and to pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement dated November 14, 2001 (the "Fee Letter") among RMC, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         2.9.3 Upfront Fee. On the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of each Lender an upfront fee in an amount previously agreed to among the Borrowers, the Arranger and such Lender. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.10 Computation of Interest and Fees. Interest on Base Rate Loans when the Base Rate is determined by reference to Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which such Loan is made, but shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Revolving Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12 Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m., Pacific Coast time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 11:00 a.m., Pacific Coast time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless a Borrower or a Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

             (i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

             (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to the Borrowers or any Lender with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and the conditions to such set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Revolving Loan or purchase any such participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of its Revolving Loans, or its participations in L/C Obligations or in Swing Line Loans, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) of payments received by all Lenders on account of all Revolving Loans and all such participations, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.14 Optional Increase in Aggregate Commitments. The Borrowers may from time to time prior to December 14, 2003 (but only so long as no Default or Event of Default exists), by means of a letter to the Administrative Agent substantially in the form of Exhibit H, request that the amount of the Aggregate Commitments be increased by (a) increasing the amount of the Commitment of any Lender which has agreed to such increase and/or (b) adding an Eligible Assignee as a party hereto with a Commitment in an amount agreed to by any such Person; provided that in no event shall the aggregate amount of all increases in the Aggregate Commitments pursuant to this Section 2.14 exceed $50,000,000 without the written consent of all Lenders. Any increase in the Aggregate Commitments pursuant to this Section 2.14 shall be effective three Business Days (or such other period of time as the Borrowers, the Administrative Agent and the increasing or new Lender agree) after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit H (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit H (in the case of the addition of a new Lender), together with (i) such other documents as the Administrative Agent may reasonably request, including confirmation that the Borrowers have authorized such increase and that such increase will not conflict with any Law or any other Contractual Obligation of the Borrowers and (ii) if requested by the new or increasing Lender, a new Note for such Lender. The Administrative Agent shall promptly notify the Borrowers and the Lenders of any increase in the amount of the Aggregate Commitments pursuant to this Section
2.14 and of the amount of the Commitment and the Pro Rata Share of each Lender after giving effect thereto. The Borrowers acknowledge that, in order to maintain Revolving Loans in accordance with each Lender's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitments may require prepayment of all or portions of certain Revolving Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 3.5).



                                   ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1 Taxes. (a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrowers shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrowers jointly and severally agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrowers jointly and severally agree to pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.1(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefore

         (e) If either Borrower makes any additional payment to any Lender pursuant to this Section 3.1 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 3.1, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to such Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If, within one year after the payment of any such amount to such Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 3.1(e), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 3.1(e) shall in the absence of bad faith or manifest error be conclusive, and nothing in this
Section 3.1(e) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 3.1(e)) so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Lender.

         3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.3 Inability to Determine Rates. If, in connection with any request for a Borrowing of Eurodollar Rate Loans or a conversion to or continuation thereof, (a) the Administrative Agent determines that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loans or that adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loans, or (b) Lenders having an aggregate Pro Rata share of 40% or more advise the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loans does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loans, the Administrative Agent will promptly notify the Borrowers and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.1 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrowers jointly and severally agree to pay to each Lender, at any time such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrowers shall have received at least 7 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 7 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 7 days from receipt of such notice.

         3.5 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers jointly and severally agree to promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of an Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrowers;

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.15;

including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. The Borrowers also jointly and severally agree to pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.6 Matters Applicable to all Requests for Compensation. 1. A certificate of the Administrative Agent or any Lender claiming compensation under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Upon any Lender's making a claim for compensation under Section 3.1 or 3.4, the Borrowers may replace such Lender in accordance with Section 10.15.

         (b) Notwithstanding any other provisions of this Article 3, if any Lender fails to notify the Borrowers of any event or circumstance which will entitle such Lender to compensation pursuant to Section 3.1 or 3.4 within 180 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Borrowers for any amount arising prior to the date which is 180 days before the date on which such Lender notifies the Borrowers of such event or circumstance.

         3.7 Survival. All of the Borrowers' obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations.


                                   ARTICLE 4
                    CONDITIONS PRECEDENT TO Credit extensions

         4.1 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         4.1.1 Documents. The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its counsel:

         (a) Executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers.

         (b) A Revolving Note executed by the Borrowers in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment.

         (c) A Swing Line Note executed by the Borrowers in favor of the Swing Line Lender (if it requests such a Note) in the principal amount of the Swing Line Sublimit.

         (d) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act for such Borrower in connection with this Agreement and the Notes.

         (e) Such evidence as the Administrative Agent may reasonably require to verify that each Borrower is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation.

         (f) A certificate signed by a Responsible Officer of RMC certifying (A) that the conditions specified in Sections 4.2(a) and (b) have been satisfied and
(B) that there has been no event or circumstance since the date of the Audited Financial Statements which has had or could be reasonably expected to have a Material Adverse Effect.

         (g) An opinion of counsel to the Borrowers substantially in the form of Exhibit G.

         (h) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         4.1.2 Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence that the Existing Credit Facilities have been or concurrently with the Closing Date are being terminated and repaid in full.

         4.1.3 Payment of Fees and Expenses. The Borrowers shall have paid all fees required to be paid on or before the Closing Date and all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

         4.2 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrowers contained in
Article 5, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist or would result from such Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

Each Request for Credit Extension (other than a Revolving Loan
Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.


                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

         5.1 Existence, Qualification and Power; Compliance with Laws. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets, carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document have been duly authorized by all necessary corporate or other organizational action and do not and will not
(a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which it or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which it or any of its Subsidiaries or any of their respective property is subject or (c) violate any Law.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, either Borrower of this Agreement or any other Loan Document.

         5.4 Binding Effect. This Agreement and the Notes have been duly executed and delivered by each Borrower. This Agreement and the Notes constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower, in accordance with their respective terms.

         5.5 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of RMC and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of RMC and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of RMC and its Subsidiaries dated September 30, 2001 and the related consolidated statements of income and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments; (ii) fairly present the financial condition of RMC and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of RMC and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         5.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against either Borrower or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5.7 No Default. Neither RMC nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement.

         5.8 Ownership of Property; Liens. Each of RMC and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real and personal property of RMC and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

         5.9 Environmental Compliance. Based on a reasonable review of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, the Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 Insurance. The properties of RMC and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of RMC, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where RMC or the applicable Subsidiary operates.

         5.11 Taxes. RMC and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which RMC or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Borrower knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of RMC and its Subsidiaries in respect of Federal, State or other taxes for all fiscal periods are adequate.

         5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 Subsidiaries. (a) As of the Closing Date, RMC has no Restricted Subsidiaries other than those listed in Part (a) of Schedule 5.13, has no Unrestricted Subsidiaries other than those listed on Part (b) of Schedule 5.13 and has no direct or indirect equity investments in any other corporation or entity other than those listed in Part (c) of Schedule 5.13.

         (b) No Subsidiary is a party to, or otherwise subject to, any legal restriction or agreement (other than this Agreement, the agreements listed on Part (d) of Schedule 5.13 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrowers or any of their Subsidiaries that own outstanding shares of capital stock or similar equity interests of such Subsidiary.

         (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) Neither Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Less than 25% of the assets of RMC and its subsidiaries which are subject to restrictions under Sections 7.1 and 7.5 consist of margin stock.

         (b) None of RMC, any Person controlling RMC or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 Disclosure. No statement, information, report, representation or warranty made by either Borrower in this Agreement or furnished to the Administrative Agent or any Lender by or on behalf of either Borrower in connection with this Agreement contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 Intellectual Property; Licenses, Etc. RMC and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by RMC or any Subsidiary infringes upon any rights held by any other Person.

         5.17 Pari Passu. The Obligations rank at least pari passu with all other unsecured Indebtedness of the Borrowers.


                                   ARTICLE 6
                              AFFIRMATIVE COVENANTS

         So long as any Lender has any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall (without duplication in the case of delivery of financial statements and other items):

         6.1 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 100 days after the end of each fiscal year, a consolidated balance sheet of RMC and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by (i) opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and (ii) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit); provided that delivery within the time period specified above of RMC's Annual Report on Form 10-K for such fiscal year (together with RMC's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (ii) above, shall be deemed to satisfy the requirements of this Section 6.1(a);

         (b) as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of RMC and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of RMC as fairly presenting the financial condition, results of operations and cash flows of RMC and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of RMC's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(b);

         (c) if at any time audited or unaudited financial statements of RME are prepared, (i) as soon as available, and in any event within 90 days after the end of each of the first three fiscal quarters of each fiscal year of RME, copies of any unaudited quarterly statements of RME for such fiscal quarter, of the character as provided in subsection (b) above to the extent prepared, and
(ii) as soon as available, and in any event within 120 days after the end of each fiscal year of RME, copies of any audited or unaudited financial statements of RME as of the close of such fiscal year, of the character as provided in subsection (a) above to the extent so prepared; and

         (d) if at any time one or more Unrestricted Subsidiaries collectively own more than 5% of the total consolidated assets of RMC and its Subsidiaries, determined in accordance with GAAP, then, within the respective periods provided in Sections 6.1(a) and (b), financial statements of the character and for the dates and periods as provided in Sections 6.1(a) and (b) covering all Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of the Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 6.1(a) and (b).

         6.2 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of RMC;

         (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of RMC by independent accountants in connection with the accounts or books of RMC or any Subsidiary, or any audit of any of them;

         (c) promptly upon their becoming available, a copy of (i) each financial statement, report, notice or proxy statement sent by either Borrower or any Subsidiary to public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by any Lender), and each prospectus and all amendments thereto filed by either Borrower or any Subsidiary with the SEC and of all press releases and other statements made available generally by either Borrower or any Subsidiary to the public concerning developments that are Material; and

         (d) promptly, such additional information regarding the business, financial or corporate affairs of RMC or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

         6.3 Notices. Promptly, and in any event within five days after a Responsible Officer of either of the Borrowers becoming aware thereof, notify the Administrative Agent and each Lender:

         (a) of the occurrence of any Default or Event of Default;

         (b) promptly, of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of RMC or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between RMC or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting RMC or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of any litigation, investigation or proceeding affecting any RMC or any of its Subsidiaries in which the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect; and

         (d) of the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of RMC setting forth details of the occurrence referred to therein and stating what action RMC or the applicable Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement that have been breached.

         6.4 Payment of Obligations. Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by RMC or such Subsidiary and (b) except to the extent permitted by Section 7.1(a), all lawful claims which, if unpaid, would by law become a Lien upon its property

         6.5 Preservation of Existence, Etc. Preserve, renew and maintain, and cause each of its Restricted Subsidiaries to preserve, renew and maintain, in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
7.4 or 7.5; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.6 Maintenance of Properties. Maintain and keep, and cause each of its Restricted Subsidiaries to maintain and keep, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent a Borrower or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrowers have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.7 Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         6.8 Compliance with Laws. Comply, and cause each of its Restricted Subsidiaries to comply, in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.9 Books and Records. Maintain, and cause each of its Consolidated Subsidiaries to maintain, proper books of record and account in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of RMC or such Subsidiary, as the case may be, in each case sufficient to prepare financial statements in accordance with GAAP; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over RMC or such Subsidiary, as the case may be.

         6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender:

         (a) if no Default or Event of Default then exists, at the expense of such Lender and upon reasonable prior notice to the Borrowers, to visit the principal executive office of either Borrower, to discuss the affairs, finances and accounts of either Borrower and its Subsidiaries with such Borrower's officers and (with the consent of the Borrowers, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrowers, which consent will not be unreasonably withheld) to visit the other offices and properties of either Borrower and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) if a Default or an Event of Default then exists, at the expense of the Borrowers, to visit and inspect any of the offices or properties of either Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries), all at such times and as often as may be requested.

         6.11 Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including for working capital, capital expenditures, Investments (to the extent permitted hereunder) and the refinancing of existing Indebtedness, and (in any event) not in contravention of any Law or any provision of this Agreement.


                                   ARTICLE 7
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, neither Borrower shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

         7.1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 6.4;

         (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the relevant Borrower or Restricted Subsidiary shall have set aside on its books reserves deemed by it to be adequate with respect thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 30 days;

         (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, which in any such case would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrowers and their Restricted Subsidiaries, provided that, in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

         (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrowers and their Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrowers and their Restricted Subsidiaries;

         (e) Liens securing Indebtedness of a Subsidiary of a Borrower to such Borrower or to another Wholly-owned Restricted Subsidiary of such Borrower;

         (f) Liens existing on the date hereof and described on Schedule 7.1;

         (g) Liens created or incurred after the date hereof to secure the payment of the purchase price, or of Synthetic Lease Obligations, incurred in connection with the acquisition, purchase or lease of real or personal property or the cost of construction of or improvements to real or personal property, in any such case, useful and intended to be used in carrying on the business of a Borrower or a Restricted Subsidiary, provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved, (ii) such Lien shall have been created or incurred within 270 days after the date of acquisition, purchase or lease or the date of completion of construction or improvement of such real or personal property, as the case may be, and (iii) except in the case of Synthetic Lease Obligations, at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such real or personal property, as the case may be (whether or not assumed by a Borrower or any of its respective Restricted Subsidiaries), shall not exceed an amount equal to the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or fair market value of such real or personal property (as determined in good faith by the Board of Directors of the applicable Borrower);

         (h) Liens affixed on real or personal property (including outstanding shares of capital stock and Indebtedness) of any entity at the time such entity becomes a Restricted Subsidiary given to secure the payment of the purchase price incurred in connection with the acquisition of such entity by a Borrower or any of its Restricted Subsidiaries; provided that (i) the Lien shall attach solely to such real or personal property, (ii) such Lien shall have been created or incurred substantially concurrently with such acquisition or purchase, and
(iii) at the time of acquisition or purchase of such Restricted Subsidiary, the aggregate amount of Indebtedness secured by Liens on such real or personal property (whether or not assumed by such Borrower or such Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such real property or such personal property (as determined in good faith by the Board of Directors of the applicable Borrower);

         (i) Liens affixed on real or personal property existing (i) at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by a Borrower or any of its Restricted Subsidiaries, or (ii) on the property or outstanding shares of a corporation at the time such corporation is merged into or consolidated with a Borrower or any of its Restricted Subsidiaries or at the time of a sale, lease or other disposition of the properties or outstanding shares or Indebtedness of a corporation or firm as an entirety to such Borrower or such Restricted Subsidiary; provided that the amount of Indebtedness secured by such Liens shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such real or personal property (as determined in good faith by the Board of Directors of such Borrower);

         (j) Liens created or incurred after the date hereof to secure Indebtedness of a Borrower or any of its Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (a) through (i); provided that all Indebtedness secured by such Liens incurred after the date hereof shall have been incurred within the limitations provided in Section 7.3(f);

         (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (e) through (i) of this Section 7.1 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Borrowers) to which such Lien is attached.

         7.2 Investments. Make any Investments, except:

         (a) Investments existing on the date hereof and listed on Schedule
5.13;

         (b) Permitted Investments;

         (c) Guaranty Obligations permitted by Section 7.3;

         (d) other Investments not exceeding in the aggregate 2.5% of Consolidated Total Assets.

         7.3 Indebtedness. Create, assume or otherwise incur any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness (or commitments therefor) outstanding on the date hereof and listed on Schedule 7.3 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Guaranty Obligations of either Borrower in respect of Indebtedness otherwise permitted hereunder of a Borrower or any Restricted Subsidiary;

         (d) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Sections 7.1(g), (h) and (i); provided that at the time of the creation, assumption or other incurrence of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and provided, further, that the aggregate amount of all such Indebtedness (other than any such Indebtedness which is permitted by Section 7.3(b)) shall not at any time exceed 10% of Consolidated Total Assets;

         (e) Indebtedness of a Restricted Subsidiary of a Borrower to such Borrower or to a Wholly-owned Restricted Subsidiary;

         (f) additional Indebtedness of RMC and Indebtedness of RME or any other Restricted Subsidiary, provided that at the time of creation, assumption or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i) no Default or Event of Default would exist; and

               (ii) in the case of the issuance of any Indebtedness of RMC secured by Liens permitted by Section 7.1(j) or the issuance of Indebtedness of RME or any other Restricted Subsidiary (other than RME Joint Indebtedness), the sum of (A) all Indebtedness of RMC secured by Liens permitted by Section 7.1(j) plus (B) the aggregate amount of all Indebtedness of RME and all other Restricted Subsidiaries (other than RME Joint Indebtedness) incurred in accordance with the provisions of this clause (ii) shall not exceed 10% of Consolidated Total Assets.

         7.4 Mergers, Consolidations, Sales of Substantial Assets. Consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

         (a) any Restricted Subsidiary may merge or consolidate with or into either Borrower or any wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving a Borrower, such Borrower is the surviving or continuing corporation;

         (b) RMC may consolidate or merge with or into any other corporation if
(i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of a State of the United States or the District of Columbia, (ii) the due and punctual payment and performance of the Obligations are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the Lenders an opinion of counsel satisfactory to the Required Lenders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) RME shall confirm in writing its obligations under and in respect of this Agreement and the Notes and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; or

         (c) RMC may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to Section 7.5.2) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the board of directors of RMC, a copy of which determination, certified by the Secretary or an Assistant Secretary of RMC, shall have been furnished to the Lenders) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of a State of the United States or the District of Columbia, (ii) the due and punctual payment and performance of the Obligations are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the Lenders an opinion of counsel satisfactory to the Required Lenders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) RME shall have confirmed in writing its obligations under and in respect of the this Agreement and the Notes and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

         7.5 Dispositions.

         7.5.1 Sales of Assets. Sell, lease, transfer, abandon or otherwise dispose of any assets (except assets sold or leased in the ordinary course of business for fair market value and except as provided in Section 7.4(c)); provided that the foregoing restrictions shall not apply to:

         (a) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to a Borrower or a Wholly-owned Restricted Subsidiary;

         (b) the transfer made as a capital contribution to a corporation, partnership, limited partnership or limited liability company of real property which is used, or to be used, to grow grapes and which is owned by a Borrower or a Restricted Subsidiary, provided that the power to direct or cause the direction of the management, operations and policies of such transferee entity is held by a Borrower or a Wholly-owned Restricted Subsidiary;

         (c) the sale, lease, transfer or other disposition of any fixed asset of a Borrower or a Restricted Subsidiary the book value of which at the time of such sale, lease, transfer or other disposition shall be less than $1,000,000; provided that in the opinion of the Board of Directors of such Borrower (i) the sale is for fair value and is in the best interests of such Borrower and (ii) such sale, lease, transfer or other disposition is not part of a plan by the Borrowers to divest themselves of fixed assets (in which event such sale, lease, transfer or other disposition shall be made within the limitations of Section 7.4(c), 7.5.1(f) or 7.5.2(c));

         (d) the sale or transfer of assets of a Borrower or a Restricted Subsidiary whenever it is determined in the good faith judgment of the Board of Directors of such Borrower that such assets are obsolete, worn-out or without economic value to such Borrower or any of its Restricted Subsidiaries;

         (e) the exchange in an arm's-length transaction of assets, provided that (i) the assets acquired by a Borrower or its Restricted Subsidiaries in connection with such exchange shall have a fair market value (as determined in good faith by the Board of Directors of such Borrower) equal to or greater than the fair market value of the assets disposed of by such Borrower or any of its Restricted Subsidiaries in connection with such exchange, (ii) the assets acquired by such Borrower or any of its Restricted Subsidiaries in connection with such exchange shall be similar in nature to the assets sold or otherwise disposed of in connection with such exchange and (iii) the assets so acquired are free and clear of any Lien (other than Liens permitted by Section 7.1) and are useful and intended to be used in the business of such Borrower and its Restricted Subsidiaries; or

         (f) the sale of assets for cash or other property to a Person (other than an Affiliate) if all of the following conditions are met:

         (i) such assets (valued at net book value) do not, together with all other assets of the Borrowers and their Restricted Subsidiaries previously disposed of during the same fiscal year pursuant to this clause (f) and Section 7.5.2(c), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

         (ii) in the opinion of the Board of Directors of RMC, the sale is for fair value and is in the best interests of the Borrowers; and

         (iii) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

provided that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are (x) immediately after the consummation of such sale deposited in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" acting as escrow agent, (y) invested in Investments of the character described in clauses (e), (f) and (g) of the definition of "Restricted Investments" and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of a Borrower and its respective Restricted Subsidiaries and having a fair market value (as determined in good faith by the Board of Directors of such Borrower) at least equal to that of the assets so disposed of and/or (B) the prepayment, on a pro rata basis, of Senior Indebtedness of the Borrowers (and a corresponding reduction of the Aggregate Commitments in the amount of the repayment applied to the Loans (rounded upward, if necessary, to an integral multiple of $1,000,000)).

         7.5.2 Sales of Subsidiaries. Sell, pledge or otherwise dispose of any equity interests (including any options or warrants to purchase equity interests or other securities exchangeable for or convertible into equity interests) of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary, or permit any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own equity interests, provided that the foregoing restrictions do not apply to:

         (a) the issue of directors' qualifying shares; or

         (b) the issue of equity interests to RMC; or

         (c) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Borrowers and their respective Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

         (i) the assets (valued at net book value) of such Restricted Subsidiary do not, together with all other assets of the Borrowers and their respective Restricted Subsidiaries previously disposed of during the same fiscal year pursuant to this clause (c) or Section 7.5.1(f), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

         (ii) in the opinion of the Board of Directors of RMC, the sale is for fair value and is in the best interests of the Borrowers;

         (iii) immediately after the consummation of the transaction and after giving effect thereto, the Restricted Subsidiary disposed of shall have no Indebtedness of or continuing Investment in the capital stock of the Borrowers or of any of their respective Restricted Subsidiaries and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by a Borrower or a Restricted Subsidiary; and

         (iv) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

provided that for purposes of the foregoing calculation, there shall not be included any assets of any Subsidiary so disposed of the proceeds of which were or are (x) deposited immediately after the consummation of such sale in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" acting as escrow agent, (y) invested in Investments of the character described in clauses
(e), (f) and (g) of the definition of "Restricted Investments" and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of a Borrower and its respective Restricted Subsidiaries and having a fair market value (as determined in good faith by the Board of Directors of such Borrower) at least equal to that of the assets so disposed of and/or (B) the prepayment, on a pro rata basis, of Senior Indebtedness of the Borrowers (and a corresponding reduction of the Aggregate Commitments in the amount of the repayment applied to the Loans (rounded upward, if necessary, to an integral multiple of $1,000,000)).

         7.6 Minimum Assets; Revenues. Permit (a) the total assets of the Borrowers at any time to constitute less than 60% of the consolidated total assets of RMC and its domestic Subsidiaries at such time or (b) the total revenues of the Borrowers for any fiscal quarter to constitute less than 85% of the consolidated total revenues of RMC and its domestic Subsidiaries for such fiscal quarter.

         7.7 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) any Restricted Subsidiary may make Restricted Payments to RMC and to wholly-owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to RMC and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) RMC and any Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person; and

         (c) RMC may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of 50% of Consolidated Net Income arising after December 31, 2001 and computed on a cumulative basis with other such transactions by RMC since that date; provided that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

         7.8 Acquisitions. Make any Acquisition unless (a) in the case of the Acquisition of a Person, the board of directors (or similar governing body) of such Person has approved such Acquisition; and (b) in the case of an Acquisition involving aggregate consideration (including assumed Indebtedness, but excluding common stock of RMC) in excess of $50,000,000, the Borrowers have delivered to the Administrative Agent a certificate demonstrating pro forma compliance with the financial ratios and restrictions set forth in Section 7.14.

         7.9 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

         7.10 Change in Nature of Business. Engage in any material line of business substantially different from the primary lines of business conducted by RMC and its Subsidiaries on the date hereof.

         7.11 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of RMC (other than RMC or a Subsidiary), other than arm's-length transactions that are otherwise permitted hereunder; provided that the Specified Joint Venture Agreements, as each such agreement is in effect on the Closing Date, shall be excluded from the requirements of this Section 7.11.

         7.12 Burdensome Agreements. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrowers or to otherwise transfer property to the Borrowers or (b) of RMC or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

         7.13 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.14 Financial Covenants.

         7.14.1 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of any Computation Period to be greater than (i) 1.50 to 1.00 as of the end of any Computation Period ending on or prior to March 31, 2003 and
(ii) 1.75 to 1.00 as of the end of any Computation Period thereafter.

         7.14.2 Minimum Adjusted EBITDA. Permit Adjusted EBITDA for any Computation Period to be less than (a) $72,500,000 for the Computation Period ending December 31, 2001 and (b) for any Computation Period ending thereafter, the total of (i) the amount of Adjusted EBITDA which was required by this
Section 7.14.2 for the immediately preceding Computation Period (without taking account of any Acquisitions or dispositions subsequent to such preceding Computation Period) plus (ii) 80% of the amount, if any, by which the actual amount of Adjusted EBITDA for such Computation Period exceeded the actual amount of Adjusted EBITDA for the immediately preceding Computation Period (provided that if, as of the last day of any Computation Period ending after June 30, 2003, the Fixed Charge Coverage Ratio is greater than 2.50 to 1.00, the amount determined pursuant to this clause (ii) shall be zero) minus (iii) 75% of the amount by which Adjusted EBITDA for such Computation Period was reduced by any disposition made in the last fiscal quarter of such Computation Period plus (iv) 75% of the amount by which Adjusted EBITDA for such Computation Period was increased by any Acquisition made in the last fiscal quarter of such Computation Period.

         7.14.3 Minimum Consolidated Adjusted Tangible Net Worth. Permit Consolidated Adjusted Tangible Net Worth to be less than the sum of (a) $365,000,000, (b) an amount equal to 25% of Consolidated Net Income earned in each fiscal quarter ending after December 31, 2001 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of all increases in Shareholders' Equity after the date hereof by reason of the issuance and sale of equity interests of RMC or any Subsidiary (including upon any conversion of debt securities of RMC or any Subsidiary into such equity).

         7.14.4 Capitalization Ratio. Permit the Capitalization Ratio to be greater than (a) .650 to 1.0 at any time prior to March 31, 2003 or (b) .625 to
1.0 at any time thereafter.


                                   ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

         8.1 Events of Default. Any of the following shall constitute an Event of Default:

         8.1.1 Non-Payment. Either Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

         8.1.2 Specific Covenants. Either Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.3, 6.5, 6.10 or
6.12 or Article 7.

         8.1.3 Other Defaults. Either Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of either of the Borrowers obtaining actual knowledge of such default and (ii) either Borrower receiving written notice of such default from the Administrative Agent or any Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 8.1.3); provided that in the case of any Default pursuant to this Section 8.1.3 which cannot with due diligence be cured within such 30-day period, if the Borrowers shall commence promptly to cure the same and thereafter prosecute the curing of such Default with due diligence, the time within which to cure such Default shall be extended for such period as may be necessary to effect such cure but in no event more than 30 additional days.

         8.1.4 Representations and Warranties. Any representation or warranty made or deemed made by either Borrower herein, in any other Loan Document or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made.

         8.1.5 Cross-Default. (a) Either Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (b) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) or similar termination event and the amount owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount.

         8.1.6 Insolvency Proceedings, Etc. Either Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.

         8.1.7 Inability to Pay Debts; Attachment. (a) Either Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy.

         8.1.8 Judgments. There is entered against either Borrower or any Subsidiary (a) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (b) any non-monetary final judgment that has had, or could reasonably be expected to have, a Material Adverse Effect and, in either case,
(i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

         8.1.9 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) either Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount.

         8.1.10 Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as permitted hereby or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or either Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

         8.1.11 Water Quality/Amount. Either Borrower's water is or is projected to be insufficient in amount or unsuitable in quality, as determined by a qualified third party reasonably acceptable to the Borrowers and the Required Lenders, to conduct operations as described in the Borrowers' business plan delivered to the Lenders prior to the date of this Agreement.

         8.1.12 Change of Control. RMC fails to own and control, beneficially and of record, all of the equity interests in RME; or a Change of Control shall occur.

         8.1.13 Material Adverse Effect. There occurs any material impairment of the ability of either Borrower to perform its obligations under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower of any Loan Document.

         8.2 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and/or

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in Section 8.1.6, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.


                                   ARTICLE 9
                              ADMINISTRATIVE AGENT

         9.1 Appointment and Authorization of Administrative Agent. 1. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued or proposed to be issued and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 9 included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided herein with respect to the L/C Issuer.

         (c) The Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Line Loans and the documents associated therewith, and the Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent" as used in this Article 9 included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to the Swing Line Lender.

         9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.3 Liability of Administrative Agent. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by either Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower or any Affiliate thereof.

         9.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if required hereby, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of either Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of either Borrower or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

         9.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the L/C Issuer or the Swing Line Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by RMC at all times other than during the existence of an Event of Default (which consent of RMC shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and RMC, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any action taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 Other Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrowers, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Commitment, or increase the Pro Rata Share, of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder; or

         (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all the Lenders;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender; and (B) so long as no Event of Default exists or will result therefrom, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (I) to add one or more credit facilities to this Agreement or to increase the Aggregate Commitments and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (II) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

         10.2 Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 10.2; or, in the case of the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt and (ii) (A) if delivered by hand or by courier, when signed for; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; or (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to
Article 2 shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.2, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrowers, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notice (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers jointly and severally agree to indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of either Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         (d) RME hereby authorizes RMC to give and receive notices on behalf of both Borrowers hereunder, and any notice received by RMC shall be conclusively be deemed to have been received by RME.

         10.3 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided to such Persons herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Attorney Costs, Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.5 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers jointly and severally agree to indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions , judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by RMC or any Subsidiary or any Environmental Liability related in any way to RMC or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.5 shall be payable within ten Business Days after demand therefor.

         10.6 Payments Set Aside. To the extent that a Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.7 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans (including for purposes of this subsection (b), its participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, RMC otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 10.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by either Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or
(ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, 3.5,
10.4 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with RMC's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless RMC is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.14 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
         (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, RMC (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include RMC or any of RMC's Affiliates or Subsidiaries

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         10.8 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of either Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.13 Severability. Any provision of this Agreement and the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.14 Tax Forms. 1. Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the Borrowers and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrowers pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and all related costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

         10.15 Replacement of Lenders. Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.7(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided that if the Borrowers elect to exercise such right with respect to any Lender pursuant to Section 3.6, they shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.1 or 3.4. The Borrowers shall pay in full all principal, interest, fees and other amounts owing to such Lender through the date of the applicable assignment (including any amounts payable pursuant to Section 3.5), assuming for such purpose that such Lender's Loans are repaid on the date of assignment. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.1, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such replacement.

         10.16 Designation of Subsidiaries. RMC may designate any Unrestricted Subsidiary (which was not previously designated a Restricted Subsidiary) to be a Restricted Subsidiary and any Restricted Subsidiary to be an Unrestricted Subsidiary by giving prompt written notice to the Administrative Agent and the Lenders that the Board of Directors of RMC has made such designation; provided that no Unrestricted Subsidiary may be designated as a Restricted Subsidiary and no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such action and after giving effect thereto, a Default or Event of Default would exist. In addition to the foregoing, any Restricted Subsidiary which has been designated as an Unrestricted Subsidiary in accordance with the preceding sentence may not at any time thereafter again be designated as a Restricted Subsidiary.

         10.17 Automatic Debits by Administrative Agent. On each date on which any payment of principal, interest or fees is due hereunder or under any Note, the Borrowers agree to have on deposit in an ordinary checking account maintained by the Borrowers with the Administrative Agent, and designated by the Borrowers in a written notice to the Administrative Agent from time to time (the "Borrower Account"), an amount sufficient to pay such principal, interest or fees in full. The Borrowers hereby authorize the Administrative Agent (i) to deduct automatically from the Borrower Account from time to time an amount equal to any principal, interest or fees then due hereunder or under any Note and (ii) if and to the extent any payment under this Agreement or any Note is not made when due, to deduct automatically any such amount from any other account of either Borrower maintained with the Administrative Agent. The Administrative Agent agrees to provide timely notice to the Borrowers of any automatic deduction made pursuant to this Section 10.17.

         10.18 Joint and Several Liability. 1. Each Borrower acknowledges and agrees that it is jointly and severally liable to the Lenders for the payment of all Loans and all other Obligations, and that such liability is independent of the obligations of the other Borrower.

         (b) Each Borrower agrees that any release which may be given by the Administrative Agent or any Lender to the other Borrower or any guarantor will not release such Borrower from its obligations under this Agreement or any Note.

         (c) Each Borrower waives any right to assert against the Administrative Agent or any Lender any defense, setoff, counterclaim or other claim which such Borrower may have against the other Borrower for the obligations of the Borrowers under this Agreement.

         (d) Each Borrower agrees that it is solely responsible for keeping itself informed of the financial condition of the other Borrower and of all circumstances which bear upon the risk of nonpayment by the other Borrower. Each Borrower waives any right it may have to require the Administrative Agent or any Lender to disclose to such Borrower any information which the Administrative Agent or such Lender may now or hereafter have concerning the financial condition of the other Borrower.

         (e) The Borrowers represent and warrant to the Administrative Agent and the Lenders that each of them will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. The Borrowers agree that neither the Administrative Agent nor any Lender will be required to inquire as to the disposition by either Borrower of funds disbursed in accordance with the terms of this Agreement.

         (f) Notwithstanding any payment by or on behalf of a Borrower to the Administrative Agent or any Lender hereunder or in connection herewith, such Borrower shall not be subrogated to any right of the Administrative Agent or any Lender against the other Borrower until all Loans and other Obligations have been finally paid in full in cash.

         (g) Notwithstanding the foregoing provisions of this Section 10.18 or any other provision of this Agreement or any other Loan Document, neither Borrower shall be liable hereunder or under any other Loan Document for any amount which is in excess of the maximum amount of liability which such Borrower may incur without rendering such Borrower's obligations hereunder and under the other Loan Documents void or voidable under any applicable Law relating to fraudulent conveyance or fraudulent transfer.

         10.19 Governing Law. 1. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent, THE BORROWERS AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF EACH BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF EACH BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF EACH BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.20 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.21 Time of the Essence. Time is of the essence of the Loan
Documents.

         10.22 Certain Waivers by Borrowers.

         (a) Each Borrower authorizes the Administrative Agent and the Lenders (or, if applicable, the Required Lenders) without notice or demand and without affecting its liability hereunder, from time to time to:

                  (a) renew, compromise, extend, accelerate, change the time for payment or otherwise change the terms of the Obligations of the other Borrower or any part thereof, including any increase or decrease of the rate of interest thereon, or otherwise change the terms of any documents relating to the Obligations;

                  (b) receive and hold security for the payment of the Obligations by the other Borrower and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security;

                  (c) apply any such security and direct the other or manner of sale thereof as the Administrative Agent and the Lenders (or, if applicable, the Required Lenders) in its or their discretion may determine; and

                  (d) release the other Borrower or any guarantor or endorser from any of the Obligations.

         (b)  Each Borrower waives:

                  (a) any right to require the Administrative Agent or any Lender to proceed against the other Borrower, proceed against or exhaust any security for the Obligations or pursue any other remedy whatsoever;

                  (b) any defense arising by reason of any disability or other defense of the other Borrower or the cessation from any cause whatsoever of the liability of the other Borrower;

                  (c) any defense based on any claim that such Borrower's obligations exceed or are more burdensome than those of the other Borrower;

                  (d) the benefit of any statute of limitations affecting such Borrower's liability hereunder; and

                  (e) any rights or defenses that are or may become available to such Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

         10.23 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                         THE ROBERT MONDAVI CORPORATION

                         By:
                              ---------------------------------------
                         Name:
                                -------------------------------------
                         Title:
                               --------------------------------------



                         R.M.E, INC.


                         By:
                              ---------------------------------------
                         Name:
                                -------------------------------------
                         Title:
                               --------------------------------------

                            BANK OF AMERICA, N.A., as
                            Administrative Agent


                            By:
                                 ------------------------------------
                            Name:
                                   ----------------------------------
                            Title:
                                    ---------------------------------

                             BANK OF AMERICA, N.A., as a Lender, L/C Issuer
                               and Swing Line Lender


                             By:
                                  -------------------------------------
                             Name:
                                    -----------------------------------
                             Title:
                                     ----------------------------------

                             COOPERATIEVE CENTRALE  RAIFFEISEN - BOERENLEENBANK
                              B.A., "RABOBANK INTERNATIONAL,"
                              NEW YORK BRANCH, as Documentation Agent and as a Lender


                             By:
                                  -------------------------------------
                             Name:
                                    -----------------------------------
                             Title:
                                     ----------------------------------

                             By:
                                  -------------------------------------
                             Name:
                                    -----------------------------------
                             Title:
                                     ----------------------------------

                             UNITED CALIFORNIA BANK


                             By:
                                  -------------------------------------
                             Name:
                                    -----------------------------------
                             Title:
                                     ----------------------------------

                             U.S. BANK NATIONAL ASSOCIATION


                             By:
                                  ------------------------------------
                             Name:
                                    ----------------------------------
                             Title:
                                     ---------------------------------

                             BNP PARIBAS


                             By:
                                  ------------------------------------
                             Name:
                                    ----------------------------------
                             Title:
                                     ---------------------------------

                                                                SCHEDULE 1.1

                              PRICING SCHEDULE


          Eurodollar Margin /
        L/C Fee Rate for Standby  Base Rate  Commitment Fee Rate / L/C Fee Rate
Level      Letters of Credit       Margin     for Commercial Letters of Credit
-----     ------------------      ---------     -----------------------------

  I             1.375%             0.500%                 0.300%
  II            1.000%             0.125%                 0.225%
 III            0.875%             0.000%                 0.175%
  IV            0.750%             0.000%                 0.150%


         Level I applies when the Capitalization Ratio is equal to or greater than 0.620 to 1.

         Level II applies when the Capitalization Ratio is equal to or greater than 0.590 to 1 but less than 0.620 to 1.

         Level III applies when the Capitalization Ratio is equal to or greater than 0.525 to 1 but less than 0.590 to 1.

         Level IV applies when the Capitalization Ratio is less than 0.525 to 1.

         Initially, the applicable Level shall be Level III. The applicable Level shall be adjusted, to the extent applicable, 55 days (or, in the case of the last fiscal quarter of any fiscal year, 100 days) after the end of each fiscal quarter based on the Capitalization Ratio as of the last day of such fiscal quarter; provided that if RMC fails to deliver the financial statements required by Section 6.1(a) or (b), as applicable, and the related certificate required by Section 6.2(a) by the 55th day (or, if applicable, the 100th day) after any fiscal quarter, Level I shall apply until such financial statements are delivered.

                                                                 SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES


         Lender                            Commitment       Pro Rata Share
---------------------------------        -------------    -----------------
Bank of America, N.A.                     $40,000,000        26.666666666%

Cooperatieve Centrale Raiffeisen -
  Boerenleenbank B.A., "Rabobank
  International," New York Branch         $40,000,000        26.666666667%

BNP Paribas                               $25,000,000        16.666666667%

U.S. Bank National Association            $25,000,000        16.666666667%

United California Bank                    $20,000,000        13.333333333%

Total                                    $150,000,000       100.000000000%

                                                              SCHEDULE 5.13


                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS


1.       Restricted Subsidiaries:

                                                    Percent
         Name                  Jurisdiction of  of Voting Stock
     of Subsidiary              Incorporation        Owned        Ownership
     -------------              -------------        -----        ---------
Robert Mondavi Affiliates
dba Vichon Winery                  California        100%     The Robert Mondavi
                                                              Corporation

R.M.E., Inc.                       California        100%     The Robert Mondavi
                                                              Corporation

Robert Mondavi Foreign
 Sales Corp.                        Barbados         100%     The Robert Mondavi
                                                              Corporation

Vintage Chips Co.                  California        100%     The Robert Mondavi
                                                              Corporation

Robert Mondavi Imports, Inc.       California        100%     The Robert Mondavi
                                                              Corporation

Vichon S.A.R.L.                      France          100%     The Robert Mondavi
                                                              Corporation

Robert Mondavi GmbH.                Germany          100%     The Robert Mondavi
                                                              Corporation

Robert Mondavi B.V.             The Netherlands      100%     The Robert Mondavi
                                                              Corporation

Robert Mondavi Australia
Holdings Pty. Ltd.                  Australia        100%     The Robert Mondavi
                                                              Corporation

Arrowood Vineyard & Winery         California        100%     The Robert Mondavi
                                                              Corporation

Byron Vineyard & Winery, Inc.      California        100%     R.M.E., Inc.

Robert Mondavi Winery              California        100%     R.M.E., Inc.

Robert Mondavi Properties, Inc.    California        100%     R.M.E., Inc.

                                              Percent
         Name             Jurisdiction of  of Voting Stock
     of Subsidiary         Incorporation       Owned       Ownership
     -------------         -------------       -----       ---------
Robert Mondavi Export
 Sales Company              California        100%    Robert Mondavi Winery

Robert Mondavi Investments  California        100%    Robert Mondavi Properties,
                                                      Inc.

Inversiones RMC Limitada      Chile           100%    The Robert Mondavi
                                                      Corporation (99%)
                                                      R.M.E., Inc. (1%)

Robert Mondavi Australia
Pty. Ltd.                    Australia        100%    Robert Mondavi Australia
                                                      Holdings Pty. Ltd.


2.       Equity Investments

                                  ($ millions)
          Vina Caliterra              4.8
          Luce della Vita             4.0
          Superpremium                9.5
          RMRE, LLC                   1.0
          Opus One                   18.0
          Twin Oaks                    .4

                                                                SCHEDULE 7.1

                                 EXISTING LIENS



John Hancock - Central Coast                           $    3,337,193
John Hancock - Carneros #2                                  3,229,424
Lauderdale                                                    173,079
Pacific Coast Farm Credit                                     774,311
                                                     ----------------
    Total                                              $    7,514,007
                                                       --------------

                                                              SCHEDULE 7.3

                              EXISTING INDEBTEDNESS
                                 AS OF 12/12/01


                                   LENDER                            BALANCE
                               Unsecured Debt
                           1993 PRIVATE PLACEMENT
Mass Mutual Life Insurance Company                             $    7,030,769
Mass Mutual Life Insurance Company                                  3,785,799
Variable Annuity Life Insurance Company                             5,408,284
American General Life Insurance Company                             5,408,284

                           1996 PRIVATE PLACEMENT
Metropolitan Life Insurance Company                                27,649,200
Franklin Life Insurance Company                                     6,912,300

                           1998 PRIVATE PLACEMENT
American Untied Life                                                4,000,000
United of Omaha Life                                                5,000,000
Guardian Life                                                      10,000,000
Mass Mutual Life                                                   10,500,000
Mass Mutual Life                                                    4,500,000
National Life                                                      10,000,000
Life Insurance Co. of the Southwest                                 5,000,000
Northwestern Mutual Life                                           20,000,000

                           2000 PRIVATE PLACEMENT
Jackson National Life                                              25,000,000
State Life Insurance Company                                        1,000,000
Pacific Life Insurance                                             30,000,000
MONY Life Insurance                                                20,000,000

2001 (JANUARY) PRIVATE PLACEMENT
First Colony Life                                                  15,000,000
Metropolitan Life                                                   5,000,000
General American Life                                              10,000,000
C.M. Life Insurance                                                 1,200,000
Mass Mutual Life                                                    1,200,000
Mass Mutual Life                                                    2,400,000
Mass Mutual Life                                                    4,200,000
Mass Mutual Life                                                    1,000,000
Jackson National Life                                               8,000,000
Jackson National Life                                               2,000,000
Mutual Of Omaha Insurance                                           5,000,000

2001 (APRIL) PRIVATE PLACEMENT
First Colony Life                                                   7,500,000
GE Group Life                                                       6,000,000
General Electric Capital                                            3,000,000
                                                              ---------------
    Total Unsecured Debt                                         $272,694,636
                                                                 ------------

         Secured Debt
John Hancock - Central Coast                                   $    3,337,193
John Hancock - Carneros #2                                          3,229,424
Lauderdale                                                            173,079
Pacific Coast Farm Credit                                             774,311
                                                             ----------------
    Total Secured Debt                                         $    7,514,007
                                                               --------------

                                                        BALANCE
Capitalized Leases
B of A Leasing                                                $       811,206
B of A Leasing                                                        263,214
B of A Leasing                                                         50,470
Sonapa Vineyard                                                     1,800,000
                                                                    ---------
                              Total Capitalized Leases        $     2,924,890
                                                                    ---------



Synthetic Leases
(all amounts in $ millions)                         Current Balance Outstanding
                                      Commitments          as of 11/8/01
Vineyard Properties
Harris Bank                               $35.0
Rabobank                                   20.0
Bank Of America                            24.4
Credit Agricole                            25.0
Pacific Farm Credit                        25.0
                                         $129.4              $  85.4

Production Properties
Harris Bank                               $18.6
Bank of America                            12.4
                                          $31.0              $  22.4

Equipment
Bank of America                          $ 21.0
General Electric                            9.6
                                           30.6              $  20.6
               Total Synthetic Leases    $191.0               $128.4
                                         ======               ======

Guarantees
By Robert Mondavi Corporation for and in favor of
         Supergrape, L.L.C.                                 $15,102,000

                                                              SCHEDULE 10.2

                    EURODOLLAR AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

THE ROBERT MONDAVI CORPORATION and
R.M.E., INC.

901 Kaiser Road
Napa, California 94558
Attn:    Ray Garassino

Telephone:  (707) 251-4842
Facsimile:  (707) 251-4821
Electronic Mail: Ray.Garassino@RobertMondavi.com


BANK OF AMERICA

Administrative Agent's Office and Bank of America's Lending Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.
1850 Gateway Boulevard
Mail Code: CA4-706-05-09
Concord, CA 94520
Attention:  Lorrie McLain

Telephone:        (925) 675-8365
Facsimile:        (888) 969-2432
Electronic Mail:  lorrie.mclain@bankofamerica.com
Account No.:      3735086479
Ref:  Robert Mondavi Corporation
ABA# 111000012

L/C Issuer:
----------

Bank of America, N.A.
Trade Operations-Los Angeles #226521
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466

Attention:        Sandra Leon
Telephone:        213.345.5231
Facsimile:        213.345.6694
Electronic Mail:  Sandra.Leon@bankofamerica.com

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
800 Fifth Avenue, Floor 37
Mail Code: WAI-501-37-20
Seattle, Washington 98104

Attention:        Ken Puro
Telephone:        (206) 358-0138
Facsimile:        (206) 358-0971
Electronic Mail:  ken.puro@bankofamerica.com

Other Notices as a Lender:

Bank of America, N.A.
555 Capital Mall
Mail Code: CA3-117-01-03
Sacramento, CA 95814-4503
Attention:  Robert Munn

Telephone:  (916) 321-4634
Facsimile:  (916) 321-4632
Electronic Mail: Robert.Munn_jr@bankofamerica.com



RABOBANK INTERNATIONAL

Requests for Credit Extensions:

Rabo Support Services, Inc.
10 Exchange Place, 16th Floor
Jersey City, NJ 07302
Attn:    Christine Dell' Aira

Telephone:  (201) 499-5319
Facsimile:    (201) 499-5326
Account No. 8026002533
Ref: Robert Mondavi
ABA#  021-000018

Notices (other than Requests for Credit Extensions):

Rabobank International
4 Embaradero Center, Suite 3200
San Francisco, CA 94111
Attn: John J. McHugh

Telephone:  (415) 782-9810
Facsimile:    (415) 986-8349

UNITED CALIFORNIA BANK

Requests for Credit Extensions:

United California Bank
One Front Street, 23rd Floor
San Francisco, CA 94111
Attn:    Barbara Lee

Telephone:  (415) 597-5432
Facsimile:    (415) 597-5435

Notices (other than Requests for Credit Extensions):

United California Bank
One Front Street, 23rd Floor
San Francisco, CA 94111
Attn:    Debbie Watson

Telephone:  (415) 597-5488
Facsimile:    (415) 597-5435
Electronic Mail: dwatson@unitedcalbank.com

BNP PARIBAS

Requests for Credit Extensions:

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attn:    Don Hart

Telephone:  (415) 772-1370
Facsimile:    (415) 989-9041
Electronic Mail: don.hart@americas.bnpparibas.com
ABA#  143340-001-76

Notices (other than Requests for Credit Extensions):

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attn:    Hamed Farhadi

Telephone:  (415) 772-1353
Facsimile:    (415) 434-5912
Electronic Mail: hamed.farhadi@ americas.bnpparibas.com



L/C Issuer:
----------

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attn:    Rajend Parshad

Telephone:  (415) 772-1358
Facsimile:  (415) 445-0137
Electronic Mail: rajendra.parshad@ americas.bnpparibas.com

U.S. BANK NATIONAL ASSOCIATION

Requests for Credit Extensions:

U.S. Bank National Association
950 17th Street, Suite 350
Denver, CO 80202
Attn: Cindy R. Reutter

Telephone:  (303) 585-4919
Facsimile:    (303) 585-4732
Electronic Mail: cindy.reutter@usbank.com
ABA#  00340012160600

Notices (other than Requests for Credit Extensions):

U.S. Bank National Association
950 17th Street, Suite 350
Denver, CO 80202
Attn:     Sandra A. Sauer

Telephone:  (303) 585-4917
Facsimile:    (303) 585-4732
Electronic Mail: sandra.sauer@usbank.com